UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 26, 2011

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On December 26, 2011 Dyax Corp. (“Dyax”) and Defiante Farmaceutica S.A., an affiliate of the pharmaceutical group Sigma-Tau (“Sigma-Tau”), entered into a Third Amendment (the “Third Amendment”) to the Joint Development and License Agreement dated effective as of June 18, 2010, as amended by the First Amendment to Joint Development and License Agreement dated December 21, 2010 and the Second Amendment to Joint Development and License Agreement dated May 21, 2011.

The Third Amendment eliminates Sigma-Tau's rights to develop and commercialize KALBITOR (ecallantide) in Taiwan, Singapore and South Korea.  This reduction in territories removes Sigma-Tau’s obligations to pay milestones, development costs or other compensation or reimbursement in relation to Taiwan, Singapore and South Korea.  As a result, Sigma Tau’s obligation to make an upfront payment of $3 million, which was payable to Dyax under the existing agreement on or before December 31, 2011, as well as downstream milestone and royalty payments related to the eliminated territories, has been terminated.

All other terms with respect to the rights and obligations under the agreements between Dyax and Sigma Tau remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	December 29, 2011	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President, Chief Business Officer
and General Counsel

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